Exhibit 10.2

Confidential Treatment Requested by Cash America International, Inc.

Confidential Portions of this document have been omitted

and filed separately with the Securities and Exchange Commission.

STANDBY LETTER OF CREDIT AGREEMENT

To: WELLS FARGO BANK, NATIONAL ASSOCIATION

Closing Date: MARCH 30, 2011

Applicant hereby requests that Wells Fargo Bank, National Association (“Wells Fargo”), itself or through any of Wells Fargo’s branches or affiliates that Wells Fargo shall select in its sole discretion, issue in Wells Fargo’s name or their name one or more standby letters of credit (including the Existing Letters of Credit) pursuant to Applications for the issuance of such Credits and the terms and conditions of this Agreement. Each Credit will be issued at Applicant’s request and for its account. Applicant agrees that the terms and conditions in this Agreement shall apply to each Application and the Credit issued pursuant to each Application, and to transactions under each Application, each Credit and this Agreement. Subject to compliance with the terms and conditions of this Agreement, and notwithstanding anything to the contrary contained in this Agreement, Wells Fargo shall be obligated to issue Credits requested hereunder in an aggregate undrawn amount not to exceed TWENTY MILLION DOLLARS ($20,000,000) at any time outstanding (less any aggregate amount of unreimbursed drawings under Credits issued hereunder), so long as no default or Event of Default exists under this Agreement and no default or defined event of default exists under the Credit Agreement. Except as otherwise expressly agreed in writing by Wells Fargo, no Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no default or Event of Default has occurred and is continuing hereunder and subject to the other terms and conditions to the issuance of Credits hereunder, the expiry dates of Credits may be extended annually or periodically from time to time on the request of the Applicant or by operation of the terms of the applicable Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is ten (10) days prior to the Maturity Date.

        SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth after each term: “Agreement” means this Standby Letter of Credit Agreement as it may be revised or amended from time to time. “Applicable Margin” shall mean, for any day, the rate per annum set forth on Schedule 1 opposite the applicable level then in effect (based on the Leverage Ratio (as calculated in accordance with the Credit Agreement) and calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed). “Applicant” means collectively each person and/or entity signing this Agreement as Applicant who, pursuant to this Agreement, has an obligation to reimburse Wells Fargo for amounts paid by Wells Fargo under the Credits. “Application” means Wells Fargo’s printed form titled “Application For Standby Letter of Credit” or any other form acceptable to Wells Fargo on which Applicant applies for the issuance by Wells Fargo of a Credit and/or an application for amendment of a Credit or any combination of such applications, as the context may require. “Beneficiary” means the person or entity named on an Application as the beneficiary or any transferee of such beneficiary. “Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks are authorized or required to close at the place where Wells Fargo is obligated to honor a presentation or otherwise act under a Credit or this Agreement or any other L/C Document. “Credit” means (a) the Existing Letters of Credit and (b) an instrument or document titled “Irrevocable Standby Letter of Credit” or “Standby Letter of Credit”, or any instrument or document whatever it is titled or whether or not it is titled functioning as a standby letter of credit, issued under or pursuant to an Application, and all renewals, extensions and amendments of such instrument or document. “Credit Agreement” means that certain Credit Agreement dated as of the date hereof, by and among Cash America International, Inc., as the borrower, the guarantors party thereto, the lenders party thereto and Wells Fargo, as administrative agent. “Demand” means any sight draft, electronic or telegraphic or SWIFT transmission, or other written demand drawn or made, or purported to be drawn or made, under or in connection with any Credit. “Document” means any instrument, statement, certificate or other document referred to in or related to any Credit or required by any Credit to be presented with any Demand. “Dollars” means the lawful currency at any time for the payment of public or private debts in the United States of America. “Event of Default” means any of the events set forth in the Events of Default Section of this Agreement. “Existing Letters of Credit” means the Credits identified on Schedule 2. “Expiration Date” means the date any Credit expires. “Good Faith” means honesty in fact in the conduct or transaction concerned. “Guarantor” means any person or entity guaranteeing the payment and/or performance of any or all of Applicant’s obligations under or in connection with any L/C Document and/or any Loan Document. “Guaranty” means the guaranty of the Guarantors set forth in Section 34. “Holding Company” means any company or other entity directly or indirectly controlling Wells Fargo. “Honor/Dishonor Standard” means Wells Fargo’s obligation to honor any Demand when such Demand and its accompanying Documents appear on their face to strictly comply with the terms of the Credit under which they are presented, and Wells Fargo’s obligation to dishonor any Demand when such Demand and its accompanying Documents do not appear on their face to substantially or strictly comply with the terms of the Credit under which they are presented. “ISP” means the International Standby Practices, an International Chamber of Commerce publication, or any substitution therefore or replacement thereof. “Issuance Fee” has the meaning set forth in Section 4. “Jurisdiction” means the State of Texas. “L/C Document” means this Agreement, each Application, each Credit, and each Demand. “Loan Document” means the Credit Agreement and each and any promissory note, loan agreement, security agreement, pledge agreement, guarantee or other agreement or document executed in connection with, or relating to, any extension of credit under which any Credit is issued. “Maturity Date” means March 31, 2015. “Maximum Rate” means the maximum amount of interest (as defined by applicable laws), if any, permitted to be paid, taken, reserved, received, collected or charged under applicable laws, as the same may be amended or modified from time to time. “Obligations” means all obligations and liabilities, including, without limitation, reimbursement and other payment obligations and liabilities, arising under or in connection with this Agreement, any other L/C Document, or otherwise which are now or hereafter owed to Wells Fargo by any, some or all of the parties that make up the Applicant. “Payment Office” means the office specified by Wells Fargo or specified in any Loan Document as the office where reimbursements and other payments under or in connection with any L/C Document are to be made by Applicant. “Prime Rate” means the rate of interest most recently announced within Wells Fargo at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Wells Fargo’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. “Property” means all forms of property, whether tangible or intangible, real, personal or mixed, including, but not limited to, all present and future inventory, equipment, farm products and other goods, documents, policies and certificates of insurance, securities, securities entitlements, securities accounts, financial assets, investment property, instruments, letters of credit and letter of credit rights, chattel paper, accounts, general intangibles, money, deposit accounts and certificates of deposit, together with all cash and non-cash proceeds and products thereof, and all Applicant’s rights thereto and all documents related thereto. “Rate of Exchange” means Wells Fargo’s then current selling rate of exchange in San Francisco, California for sales of the currency of payment of any Demand, or of any fees or expenses or other Obligations payable under this Agreement, for cable transfer to the country of which such currency is the legal tender. “Requesting Party” means any person or entity other than Applicant who is at Applicant’s request identified in a Credit as being (a) the person or entity requesting the issuance of the Credit or (b) the applicant for the Credit or (c) the account party for the Credit and who will in most cases be an affiliate or a customer of Applicant. “UCP” means the Uniform Customs and Practice for Documentary Credits, an International Chamber of Commerce publication, or any substitution therefore or replacement thereof. “Unpaid and Undrawn Balance” means at any time the entire amount which has not been paid by Wells Fargo under all the Credits issued for Applicant’s account, including, without limitation, the amount of each Demand on which Wells Fargo has not yet effected payment as well as the amount undrawn under all such Credits. “Wells Fargo” means Wells Fargo Bank, National Association and all of its branches and letter of credit issuing affiliates, whether located in or outside the United States. “Wells Fargo & Company” means Wells Fargo & Company, a Delaware corporation. Terms used, but not defined, in this Agreement will, if defined in the Uniform Commercial Code of the Jurisdiction, have the same meaning as given in that Uniform Commercial Code as amended from time to time.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

SECTION 2. HONORING DEMANDS AND DOCUMENTS. Wells Fargo may receive, accept and honor, as complying with the terms of any Credit, any Demand and any Documents accompanying such Demand; provided, however, that such Demand and accompanying Documents appear on their face to comply at least substantially with the provisions of such Credit and are, or appear on their face to be, signed or issued by (a) a person or entity authorized under such Credit to draw, sign or issue such Demand and accompanying Documents, or (b) an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor in interest by operation of law of any such person or entity.

SECTION 3. REIMBURSEMENT FOR PAYMENT OF DEMANDS. Applicant shall reimburse Wells Fargo for all reasonable amounts paid by Wells Fargo on each Demand, including, without limitation, all such amounts paid by Wells Fargo to any paying, negotiating or other bank and, without duplication, all Wells Fargo’s costs of paying such Demand.

SECTION 4. FEES AND EXPENSES. Applicant agrees to pay to Wells Fargo (a) an issuance fee (each an “Issuance Fee”) equal to, with respect to each standby Credit issued hereunder, $250, (b) letter of credit fees in an amount equal to the Applicable Margin in effect at any time on the undrawn amount of all outstanding Credits (such fees to be paid quarterly in arrears on the last business day of each calendar quarter), (c) all taxes (other than income taxes), costs and out-of-pocket expenses (including, without limitation, all Wells Fargo’s costs and expenses of complying with any government exchange, currency control or other laws or rules or regulations of any country now or hereafter applicable to the purchase or sale of, or dealings in, foreign currency, and any stamp taxes, recording taxes, or similar taxes or fees payable in connection with any Credit or this Agreement or any other L/C Document) incurred by Wells Fargo under or in connection with any L/C Document at such times as Applicant and Wells Fargo may agree in writing or, in the absence of such an agreement, at such commercially reasonable times as Wells Fargo shall require such payments to be made, and (d) all fees and charges of banks or other entities except Wells Fargo under or in connection with any L/C Document if any Application (i) does not indicate who will pay such fees and charges, (ii) indicates that such fees and charges are to be paid by Applicant, or (iii) indicates that such fees and charges are to be paid by the Beneficiary and the Beneficiary does not, for any reason whatsoever, pay such fees or charges. There shall be no refund of any portion of any fee referenced above in the event any Credit is used, reduced, amended, modified or terminated before its Expiration Date.

SECTION 5. DEFAULT INTEREST. Unless otherwise specified in any Loan Document, or on an Application and agreed to by Wells Fargo, all amounts to be reimbursed by Applicant to Wells Fargo, and all fees and expenses to be paid by Applicant to Wells Fargo, and all other amounts due from Applicant to Wells Fargo under or in connection with any L/C Documents, will bear interest (to the extent permitted by law), payable on demand, from the date Wells Fargo paid the amounts to be reimbursed or the date such fees, expenses and other amounts were due until such amounts are paid in full, at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) which is the lesser of (a) two percent (2%) above the Prime Rate in effect from time to time, or (b) the Maximum Rate.

SECTION 6. TIME AND METHOD OF REIMBURSEMENT AND PAYMENT. Unless otherwise specified in this Section, all amounts to be reimbursed by Applicant to Wells Fargo, all fees and expenses to be paid by Applicant to Wells Fargo, and all interest and other Obligations payable to Wells Fargo by Applicant under or in connection with any Credit or other L/C Documents will, unless provided otherwise in the Application for such Credit and agreed to by Wells Fargo or unless provided otherwise in any Loan Document related to such Credit, be reimbursed or paid at the Payment Office in Dollars in immediately available funds without setoff, deduction, counterclaim, or withholding of any kind, and free and clear of any taxes, other than federal and state income and franchise taxes imposed on Wells Fargo, (i) on demand or, (ii) at Wells Fargo’s option, by Wells Fargo debiting any of Applicant’s accounts with Wells Fargo, with each such debit being made without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Applicant. Each such debit will be made at the time (a) each Demand is paid by Wells Fargo or, if earlier, at the time each amount is paid by Wells Fargo to any paying, negotiating or other bank, or (b) each fee and expense is to be paid under or in connection with any L/C Document, or (c) any interest or other amount is due under or in connection with any L/C Documents. If any Demand or any fee, expense, interest or other Obligation payable under or in connection with any L/C Documents is payable in a currency other than Dollars, Applicant agrees to reimburse Wells Fargo for all amounts paid by Wells Fargo on such Demand, and/or to pay Wells Fargo all such fees, expenses, interest and other amounts, in one of the following two ways, as determined by Wells Fargo in Wells Fargo’s sole discretion in each case: (I) at such place as Wells Fargo shall direct, in such other currency; or (II) at the Payment Office in the Dollar equivalent of the amount of such other currency calculated at the Rate of Exchange on the date determined by Wells Fargo in Wells Fargo’s sole discretion. If there is no current selling rate of exchange generally offered by Wells Fargo for effecting such payment in Dollars, Applicant will pay Wells Fargo on demand an amount which Wells Fargo deems necessary to pay or provide for the reimbursement of all amounts paid by Wells Fargo on such Demand or for the payment of such fees, expenses, interest and other Obligations, and Applicant will remain liable for any deficiency which may result if such amount in Dollars proves to be insufficient to effect full payment or reimbursement to Wells Fargo at the time when such rate of exchange shall again be current. Applicant assumes all political, economic and other risks of disruptions or interruptions in any currency exchange.

        SECTION 7. AGREEMENTS OF APPLICANT. Applicant agrees that (a) Wells Fargo has not given Applicant any legal or other advice with regard to any L/C Document or Loan Document; (b) if Wells Fargo at any time discusses with Applicant the wording for any Credit or the suitability of any Credit for Applicant’s purposes, any such discussion will not constitute legal or other advice by Wells Fargo or any representation or warranty by Wells Fargo that any wording or Credit will be effective or satisfy Applicant’s needs with respect to the circumstances related to such Credit or with respect to any other circumstances or be appropriate for the situation in which a Credit is being requested or any other situation; (c) notwithstanding any assistance Wells Fargo may provide with drafting or recommending text for any Credit or with the structuring of any transaction related to any Credit, Applicant is responsible for the structuring of transactions related to Credits, the suitability of Credits for Applicant’s purposes, and for the wording of Credits, including, without limitation, any drawing conditions, and any Credit terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy; (d) Applicant, and not Wells Fargo, is responsible for entering into the contracts relating to the Credits between Applicant and the Beneficiaries and for causing Credits to be issued; (e) Wells Fargo may, as it deems appropriate, modify or alter and use in any Credit the terminology contained on the Application for such Credit; (f) unless the Application for a Credit specifies whether the Documents to be presented with a Demand under such Credit must be sent to Wells Fargo in one parcel or in two parcels or may be sent to Wells Fargo in any number of parcels, Wells Fargo may, if it so desires, make such determination and specify in the Credit whether such Documents must be sent in one parcel or two parcels or may be sent in any number of parcels; (g) Wells Fargo may rely upon any telephonic, telegraphic, facsimile, electronic, written or other communication believed by Wells Fargo in good faith to have been authorized by Applicant; (h) Wells Fargo may disregard any requirement in a Credit that presentation be made at a particular place or by a particular time of day (but not any requirement for presentation by a particular day) or that notice of dishonor be given in a particular manner, and Wells Fargo may amend or specify any such requirement in a Credit; (i) Wells Fargo may honor any Demand (whether such Demand is presented before or after the expiration of the Credit under which it is presented and whether such Demand has been previously dishonored) pursuant to a court order, to settle or compromise any claim that the Demand was wrongfully dishonored, or otherwise, and in such case Wells Fargo shall be entitled to reimbursement from Applicant of the amount, including any interest, Wells Fargo so pays to the same extent as if Wells Fargo had initially honored such Demand; (j) Wells Fargo may honor any Demand that is payable upon presentation of a statement informing Wells Fargo that such Demand has been negotiated or paid even if such statement indicates that such Demand or any Document related to such Demand is being separately delivered to Wells Fargo; (k) Wells Fargo may retain the proceeds of a Demand presented under a Credit based on a valid exercise of Wells Fargo’s setoff rights or upon Wells Fargo’s receipt of an attachment order or blocking regulation that appears on its face, in Wells Fargo’s commercially reasonable judgment, to be valid and applicable; (l) Wells Fargo may select any of Wells Fargo’s branches or affiliates or any other bank to act as an advising, transferring, confirming and/or nominated bank under the law and practice of the place where such branch or affiliate or other bank is located; (m) Applicant’s taking control, possession or retention of any Documents presented under or in connection with any Credit (whether or not the Documents are genuine) or of any Property for which payment is supported by a Credit, shall ratify Wells Fargo’s honor of the Demand to the extent related to such Documents and preclude Applicant from raising a defense, setoff or claim with respect to Wells Fargo’s honor of such Demand; (n) any claim against Wells Fargo by Applicant for any loss suffered or incurred by Applicant under or in connection with this Agreement or any other L/C Document shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by Applicant as a result of the breach or other wrongful conduct that allegedly caused such loss, and (ii) the amount (if any) of the loss that would have been avoided had Applicant taken all reasonable steps to mitigate such loss, including, without limitation, by enforcing its rights in the transaction or transactions underlying the Credit and, in case of a claim of wrongful dishonor, by specifically and timely authorizing Wells Fargo to cure such dishonor; (o) Wells Fargo shall not be deemed Applicant’s agent or the agent of any Beneficiary or any other user of any Credit, and neither Applicant, nor any Beneficiary nor any other user of any Credit shall be deemed Wells Fargo’s agent; (p) Applicant will promptly examine each Document and each Credit if and when they are delivered to Applicant and, in the event of any claim of noncompliance of any Document or any Credit with Applicant’s instructions or any Application, or in the event of any other irregularity, Applicant will promptly notify Wells Fargo in writing of such noncompliance or irregularity, Applicant being conclusively deemed to have waived any such claim of noncompliance or irregularity unless such notice is given to Wells Fargo within 3 Business Days after Applicant receives any such Document or Credit; (q) all directions and correspondence relating to any L/C Document are to be sent at Applicant’s risk; (r) if any Credit has a provision concerning the automatic extension of its Expiration Date, Wells Fargo may, at its sole option, give notice of nonrenewal of such Credit and if Applicant does not at any time want such Credit to be renewed Applicant will so notify Wells Fargo at least fifteen (15) calendar days before Wells Fargo is to notify the Beneficiary of such Credit or any advising bank of such nonrenewal pursuant to the terms of such Credit; (s) Applicant will not seek to obtain, apply for, or acquiesce in any temporary or permanent restraining order, preliminary or permanent injunction, permanent injunction or any other pretrial or permanent injunctive or similar relief, restraining, prohibiting or enjoining Wells Fargo, any of its correspondents or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or honoring any other obligation under or in connection with any Credit; and (t) except to the extent otherwise agreed to by Wells Fargo in writing, Applicant’s obligations under or in connection with this Agreement, each other L/C Document and each Loan Document shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of each such L/C Document and Loan Document under all circumstances whatsoever, including, without limitation, the following circumstances, the circumstances listed in Section 12(b) through (s) of this Agreement, and any other event or circumstance similar to such circumstances: (i) any lack of validity or enforceability of any L/C Document, any Loan Document, any Document or any agreement relating to any of the foregoing; (ii) any amendment of or waiver relating to, or any consent to or departure from, any L/C Document, any Loan Document or any Document, including, without limitation, any agreement by Wells Fargo and any Beneficiary extending or shortening Wells Fargo’s time to examine Documents after their presentation under any Credit or to honor or give notice of discrepancies in any drawing under a Credit; (iii) [Reserved]; (iv) Wells Fargo’s failure to deliver to Applicant any Document Wells Fargo has received with a drawing under a Credit because doing so would, or is likely to, violate any law, rule or regulation of any government authority; (v) the existence of any claim, set-off, defense or other right which Applicant may have at any time against Wells Fargo or any Beneficiary (or any person or entity for whom any Beneficiary may be acting) or any other person or entity, whether under or in connection with any L/C Document, any Loan Document, any Document or any Property referred to in or related to any of the foregoing or under or in connection with any unrelated transaction; (vi) any breach of contract or other dispute between or among any two or more of Wells Fargo, Applicant, any Beneficiary, any transferee of any Beneficiary, any person or entity for whom any Beneficiary or any transferee of any Beneficiary may be acting, or any other person or entity; or (vii) any delay, extension of time, renewal, compromise or other indulgence granted or agreed to by Wells Fargo with or without notice to Applicant, or Applicant’s approval, in respect of any of Applicant’s indebtedness or other obligations to Wells Fargo under or in connection with any L/C Document or any Loan Document which delay, extension of time, renewal, compromise or other indulgence is hereby waived by Applicant. Applicant further agrees to be bound by such delay, extension of time, renewal, compromise or other indulgence as fully as if Applicant had expressly agreed thereto in advance.

SECTION 8. COMPLIANCE WITH LAWS AND REGULATIONS. Applicant represents and warrants to Wells Fargo that no Application, Credit or transaction under any Application and/or Credit will contravene any law or regulation of the government of the United States or any state thereof. Applicant agrees (a) to comply with all federal, state and foreign exchange regulations and other government laws and regulations now or hereafter applicable to any L/C Document or to any transactions or payments under or in connection with any L/C Document, (b) to furnish to Wells Fargo evidence of such compliance when and as Wells Fargo shall reasonably request, and (c) to reimburse Wells Fargo for such amounts as Wells Fargo may be required to expend as a result of such laws or regulations, or any change therein or in the interpretation thereof by any court or administrative or government authority charged with the administration of such laws or regulations.

SECTION 9. TAXES, RESERVES AND CAPITAL ADEQUACY REQUIREMENTS. In addition to, and notwithstanding any other provision of any L/C Document or any Loan Document, in the event that any change (after the date of this Agreement) in any law, treaty, rule, regulation, guideline, request, order, directive or determination (whether or not having the force of law) of or from any government authority, including, without limitation, any court, central bank or government regulatory authority, or in the interpretation or application thereof, (a) does or shall subject Wells Fargo to any tax of any kind whatsoever with respect to the L/C Documents, or change the basis of taxation of payments to Wells Fargo of any amount payable thereunder (except for changes in the rate of tax on Wells Fargo’s net income); (b) does or shall impose, modify or hold applicable any reserve, special deposit, assessment, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement or guideline against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by, any of Wells Fargo’s branches or offices; (c) does or shall impose, modify or hold applicable any capital adequacy requirements (whether or not having the force of law); or (d) does or shall impose on Wells Fargo any other condition; and the result of any of the foregoing is (i) to increase the cost to Wells Fargo of issuing or maintaining any Credit or of performing any transaction under any L/C Document, (ii) to reduce any amount receivable by Wells Fargo under any L/C Document, or (iii) to reduce the rate of return on Wells Fargo’s capital or the capital of the Holding Company to a level below that which Wells Fargo or the Holding Company could have achieved but for any imposition, modification or application of any capital adequacy requirement (taking into consideration Wells Fargo’s policy and the policy of the Holding Company, as the case may be, with respect to capital adequacy), and any such increase or reduction is material (as determined by Wells Fargo or the Holding Company, as the case may be, in Wells Fargo’s or the Holding Company’s sole discretion); then, in any such case, Applicant agrees to pay to Wells Fargo or the Holding Company, as the case may be, such amount or amounts as may be necessary to compensate Wells Fargo or the Holding Company for (A) any such additional cost, (B) any reduction in the amount received by Wells Fargo under any L/C Document, or (C) to the extent allocable (as determined in a commercially reasonable way by Wells Fargo or the Holding Company, as the case may be, in Wells Fargo’s or the Holding Company’s sole discretion) to any L/C Document, any reduction in the rate of return on Wells Fargo’s capital or the capital of the Holding Company.

SECTION 10. Reserved.

SECTION 11. INDEMNIFICATION. Except to the extent any of the following are caused by Wells Fargo’s lack of good faith, gross negligence, willful misconduct, or failure to comply with the Honor/Dishonor Standard, Applicant agrees, notwithstanding any other provision of this Agreement, to reimburse and indemnify Wells Fargo for (a) all amounts paid by Wells Fargo to any Beneficiary under or in connection with any guarantee or similar undertaking issued by such Beneficiary to a third party at Applicant’s request, whether such request is communicated directly by Applicant or through Wells Fargo to such Beneficiary; and (b) all damages, losses, liabilities, actions, claims, suits, penalties, judgments, obligations, costs or expenses, of any kind whatsoever and howsoever caused, including, without limitation, attorneys’ fees and interest, paid, suffered or incurred by, or imposed upon, Wells Fargo directly or indirectly arising out of or in connection with (i) any Credit, any pre-advice of a Credit, any other L/C Document, any Loan Document, any Document or any Property referred to in or related to any Credit; (ii) Applicant’s failure to comply with any of its obligations under this Agreement or under any other L/C Document; (iii) the issuance of any Credit; (iv) the transfer of any Credit; (v) the naming of any Requesting Party in a Credit without such Requesting Party having agreed to or approved the inclusion of its name in the Credit or the Applicant’s acting for such Requesting Party in connection with the Credit; (vi) any guarantee or similar undertaking, or any transactions thereunder, issued by any Beneficiary to a third party at Applicant’s request, whether such request is communicated directly by Applicant or through Wells Fargo to such Beneficiary; (vii) any communication made by Wells Fargo, on Applicant’s instructions, to any Beneficiary requesting that such Beneficiary issue a guarantee or similar undertaking to a third party or the issuance of any such guarantee or similar undertaking; (viii) the collection of any of the Obligations or the protection, exercise or enforcement of Wells Fargo’s rights and remedies under or in connection with any L/C Document or any Loan Document; (ix) [Reserved]; (x) any payment or action taken or omitted to be taken by Wells Fargo in connection with any Credit or this Agreement or any other L/C Document, including, without limitation, any action or proceeding (A) to restrain any presentation, (B) to compel or restrain any payment or the taking of any other action under the Credit, (C) to obtain damages for wrongful dishonor or honor of the Credit or for breach of any other duty arising out of, or related to, the Credit, (D) to compel or restrain the taking of any action by Applicant under this Agreement, or (E) to obtain any other similar relief, including, without limitation, by way of interpleader, declaratory judgment, attachment, or otherwise, and regardless of who the prevailing party is in any such action or proceeding; (xi) any bank advising or confirming a Credit or any other nominated person with respect to a Credit seeking to be reimbursed or indemnified or compensated, (xii) any third party seeking to enforce the rights of an Applicant, Beneficiary, nominated person, transferee, assignee of letter of credit proceeds, or holder of an instrument or document;

(xiii) any act or omission, whether rightful or wrongful, of any present or future government or governmental authority with respect to any L/C Document or Document or Property received under this Agreement or any Credit); (xiv) the protection, exercise or enforcement of Wells Fargo’s rights and remedies under or in connection with any L/C Document or any Loan Document; (xv) any court decrees or orders, including, without limitation, temporary or permanent restraining orders, preliminary or permanent injunctions, or any other pretrial or permanent injunctive or similar relief, restraining, prohibiting or enjoining or seeking to restrain, prohibit or enjoin Wells Fargo, any of its correspondents or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or honoring any other obligation under or in connection with any Credit; (xvi) any Credit being governed by laws or rules other than the UCP or ISP in effect on the date such Credit is issued; or (xvii) any other cause beyond Wells Fargo’s control. If and to the extent the obligations of Applicant under this Section are unenforceable for any reason, Applicant agrees to make the maximum contribution to the payment of such obligation that is permissible under applicable law. The indemnity provided in this Section will survive the termination of this Agreement and the expiration or cancellation of any or all the Credits. Without limiting any provision of this Agreement, it is the express intention of the parties to this Agreement that the indemnity contained in this Section shall apply to each person or entity to be indemnified without regard to the sole or contributory negligence of such person or entity.

        SECTION 12. LIMITATION OF LIABILITY. Except as specifically provided in the next sentence and notwithstanding any provision of this Agreement other than the next sentence, neither Wells Fargo nor any of its agents or correspondents will have any liability to Applicant for any action, neglect or omission under or in connection with any L/C Document, Loan Document or Credit, including, without limitation, the issuance or any amendment of any Credit, the failure to issue or amend any Credit, or the honoring or dishonoring of any Demand under any Credit, and such action or neglect or omission will bind Applicant. Wells Fargo’s complete exculpation from liability in the preceding sentence will not apply tothe extent any action, neglect or omission referred to in the preceding sentence is caused directly by, or arises directly from, Wells Fargo’s lack of good faith, gross negligence, willful misconduct, or failure to comply with the Honor/Dishonor Standard; provided, however, that in such circumstances Wells Fargo’s liability to Applicant shall be limited to the aggregate amount reimbursed or paid by Applicant to Wells Fargo with respect to the Credit or Credits directly affected by such action, neglect or omission. Notwithstanding any other provision of this Agreement or any other L/C Document, in no event shall Wells Fargo or its directors be liable or responsible for any special, consequential, or indirect damages, including, without limitation, lost profits, arising out of or in connection with the issuance of any Credit or any action taken or not taken by Wells Fargo in connection with any L/C Document, any Loan Document, or any Document or Property referred to in or related to any Credit. Notwithstanding any other provision of this Agreement or any other L/C Document, in no event shall Wells Fargo or its directors be liable or responsible for any of the following, regardless of whether any claim relating to the following is based on contract or tort, except to the extent the actions, omissions, events or circumstances referenced in any of the following occur or arise as a direct result of Wells Fargo’s lack of good faith, gross negligence, willful misconduct, or failure to comply with the Honor/Dishonor Standard: (a) the honoring of any Demand in accordance with any order or directive of any court or government or regulatory body or entity requiring such honor despite any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting or enjoining such honor; (b) the dishonoring of any Demand in accordance with any legal or other restriction in force at the time and in the place of presentment or payment; (c) any action or inaction taken or suffered by Wells Fargo or its correspondents under or in connection with any Credit or any presentation under any Credit, if such action or inaction is required or permitted under any applicable domestic or foreign law or letter of credit practice or rules, including, without limitation, the laws or practices or rules that may be applicable, depending upon the terms of the Credit and where and when the Credit is issued, including, without limitation, the UCP, the ISP, the Uniform Rules For Demand Guarantees (the “URDG”), published rules of practice, applicable standard practices of banks that regularly issue letters of credit, and published statements or interpretations on matters of standard bank practice; (d) verifying the existence or reasonableness of any act or condition referenced, or any statement made, in connection with any drawing or presentment under any Credit; (e) the use which may be made of any Credit; (f) the validity of any purported transfer of any Credit or the identity of any purported transferee of any Beneficiary; (g) any acts or omissions of, or the insolvency of, any Beneficiary, any nominated person, any user of any Credit, or any other person; (h) the form, validity, sufficiency, correctness, genuineness or legal effect of any Demand or any Document, or of any signatures or endorsements on any Demand or Document, even if any Demand or any Document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (i) the failure of any Demand or Document to bear any reference or adequate reference to the Credit to which it relates; (j) the failure of any Document to accompany any Demand; (k) the failure of any person or entity to note the amount of any Demand on the Credit to which it relates or on any Document; (l) the failure of any person or entity to surrender or take up any Credit; (m) the failure of any Beneficiary to comply with the terms of any Credit or to meet the obligations of such Beneficiary to Applicant; (n) the failure of any person or entity to send or forward Documents if and as required by the terms of any Credit; (o) any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, electronic means, or any other means, whether or not they are in cipher; (p) any notice of nonrenewal of a Credit sent by Wells Fargo not being received on time or at any time by the Beneficiary of such Credit; (q) any inaccuracies in the translation of any messages, directions or correspondence; (r) any Beneficiary’s use of the proceeds of any Demand; (s) any Beneficiary’s failure to repay to Wells Fargo or Applicant the proceeds of any Demand if the terms of any Credit require such repayment; or (t) any act, error, neglect, default, negligence, gross negligence, omission, willful misconduct, lack of good faith, insolvency or failure in business of any of Wells Fargo’s agents or correspondents or of any advising, confirming, negotiating, paying or other bank. Except to the extent caused by, or arising from, Wells Fargo’s lack of good faith, gross negligence, willful misconduct, or failure to comply with the Honor/Dishonor Standard, the occurrence of any one or more of the contingencies referred to in the preceding sentence shall not affect, impair or prevent the vesting of Wells Fargo’s rights or powers under this Agreement or any Loan Document. The provisions of this Section will survive the termination of this Agreement and any Loan Documents and the expiration or cancellation of any or all the Credits.

SECTION 13. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement: (a) Applicant’s or any Guarantor’s failure to pay (i) any principal when due under or in connection with any L/C Document or any Loan Document or (ii) any interest, fee or other amount when due under or in connection with any L/C Document or any Loan Document and such failure with respect to this clause (a)(ii) shall have continued for three (3) business days after receipt from Wells Fargo of notice of such failure on any L/C Document or on any Loan Document and (b) the occurrence and continuance of any default or defined event of default under the Credit Agreement or any other Loan Document or any other agreement, document or instrument signed or made by Applicant or any Guarantor in Wells Fargo’s favor.

SECTION 14. REMEDIES. Upon the occurrence and continuance of any Event of Default all amounts paid by Wells Fargo on any Demand which have not previously been repaid to Wells Fargo, together with all interest on such amounts, and the Unpaid and Undrawn Balance, if any, shall automatically be owing by Applicant to Wells Fargo and shall be due and payable by Applicant on demand without presentment or any other notice of any kind, including, without limitation, notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate, or notice of acceleration, all of which are expressly waived by Applicant. Upon payment of the Unpaid and Undrawn Balance to Wells Fargo Applicant shall have no further legal or equitable interest therein, and Wells Fargo will not be required to segregate on its books or records the Unpaid and Undrawn Balance paid by Applicant. After Wells Fargo receives the Unpaid and Undrawn Balance, Wells Fargo agrees to pay to Applicant, upon termination of all of Wells Fargo’s liability under all the Credits and Demands, a sum equal to the amount which has not been drawn under all the Credits less all amounts due and owing to Wells Fargo from Applicant under or in connection with the L/C Documents and the Loan Documents. All Wells Fargo’s rights and remedies existing under this Agreement, the other L/C Documents, and the Loan Documents are in addition to, and not exclusive of, any rights or remedies otherwise available to Wells Fargo under applicable law. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default, Applicant hereby authorizes Wells Fargo at any time or from time to time, without notice to Applicant or to any other person or entity (any such notice being hereby expressly waived by Applicant) and to the extent permitted by law, to appropriate and to apply any and all Applicant’s deposits (general or special, including, without limitation, indebtedness evidenced by certificates of deposit) with Wells Fargo or with any of Wells Fargo’s branches or affiliates, whether such deposits have matured or have not matured, and any other indebtedness at any time held or owing by Wells Fargo to or for Applicant’s credit or its account, against and on account of the Obligations, irrespective of whether or not Wells Fargo shall have made any demand for payment of any or all such Obligations or declared any or all such Obligations to be due and payable, and although any or all such Obligations shall be contingent or shall not have matured.

SECTION 15. BANKRUPTCY AND FORFEITURE REINSTATEMENT. If any consideration transferred to Wells Fargo in payment of, or in satisfaction of, the Obligations shall be voided in whole or in part as a result of (A) a subsequent bankruptcy or insolvency proceeding, (B) any forfeiture or in rem seizure action or remedy, (C) any fraudulent transfer or preference action or remedy, or (D) any other criminal or equitable proceeding or remedy, then Wells Fargo may at its option recover the Obligations or the consideration so voided from Applicant. In such event Wells Fargo’s claim to recover the voided consideration shall be a new and independent claim arising under this Agreement, and shall be due and payable immediately by Applicant.

SECTION 16. GENERAL WAIVERS. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by Wells Fargo under any L/C Document or any Loan Document shall impair Wells Fargo’s rights or powers under this Agreement or any Application. Wells Fargo shall not be deemed to have waived any of its rights under this Agreement or any Application unless such waiver is in writing signed by Wells Fargo’s authorized representative.

No such waiver, unless expressly provided therein, shall be effective as to any transactions which occur subsequent to the date of such waiver or as to the continuance of any Event of Default after such waiver.

SECTION 17. AMENDMENTS AND MODIFICATIONS TO THIS AGREEMENT AND THE CREDITS. No amendment or modification of this Agreement shall be effective unless it is in writing signed by Applicant’s and Wells Fargo’s authorized representative(s). At Applicant’s verbal or written request, or with Applicant’s verbal or written consent, and without extinguishing or otherwise affecting Applicant’s obligations under this Agreement or any Loan Document, Wells Fargo may with respect to any Credit, in writing or by any other action, but Wells Fargo will not be obligated to, (a) increase the amount of such Credit, (b) extend the time for, and amend or modify the terms and conditions governing, the making and honoring of any Demand or Document or any other terms and conditions of such Credit, or (c) waive the failure of any Demand or Document to comply with the terms of such Credit. No amendment to, or modification of, the terms of any Credit will become effective if the Beneficiary of such Credit or any confirming bank objects to such amendment or modification. If any Credit is amended or modified in accordance with this Section, Applicant shall be bound by, and obligated under, the provisions of this Agreement with respect to such Credit as so amended or modified, and any action taken by Wells Fargo or any advising, confirming, negotiating, paying or other bank in accordance with such amendment or modification.

SECTION 18. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement and each Application shall bind Applicant’s heirs, executors, administrators, successors and assigns, and all rights, benefits and privileges conferred on Wells Fargo under or in connection with each L/C Document and each Loan Document shall be and hereby are extended to, conferred upon and may be enforced by Wells Fargo’s successors and assigns. Wells Fargo may assign this Agreement and its rights to reimbursement with respect to any Credit without Applicant’s consent. Applicant will not assign this Agreement or Applicant’s obligations or liabilities to Wells Fargo under or in connection with any L/C Document or Loan Document to any person or entity without Wells Fargo’s prior written approval.

SECTION 19. GOVERNING LAW. This Agreement and each Application, and Applicant’s and Wells Fargo’s performance under this Agreement and each Application, shall be governed by and be construed in accordance with the laws of the State of Texas.

SECTION 20. JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against Applicant under or with respect to any L/C Document may, at Wells Fargo’s sole option, be brought in (a) the courts of the State of Texas, (b) the United States District Courts in Texas, (c) the courts of Applicant’s jurisdiction of incorporation or principal office, or (d) the courts of the jurisdiction where any Beneficiary, any advising, confirming, negotiating, paying or other bank, or any other person or entity has brought any suit, action or proceeding against Wells Fargo with respect to any Credit or any Demand, and Applicant hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and waives any other preferential jurisdiction by reason of domicile. The remaining provisions of Section 20 of this Agreement will apply.

SECTION 21. GOVERNING LAW AND DISPUTES RESOLVED AS PROVIDED IN THE LOAN DOCUMENTS. Notwithstanding any provision to the contrary in this Agreement, if all the Credits governed by this Agreement are issued under or pursuant to any Loan Document that is a credit agreement or loan agreement, (a) all disputes arising between Applicant and Wells Fargo under or in connection with any L/C Document will be resolved as provided in such Loan Document, unless any such dispute is brought by, or involves, the Beneficiary of such Credit, or any advising, confirming, negotiating, paying, or other bank, or any other person or entity other than Applicant, and results in legal action different from the form of action provided in such Loan Document, (b) the state law governing such Loan Document will also govern this Agreement and each Application, and (c) such state law as well as federal law in the United States shall govern Applicant’s and Wells Fargo’s performance under this Agreement and each Application; provided, however, that such state law and federal law will not be applicable (to the extent permitted by such laws) to Wells Fargo’s performance under this Agreement in connection with a specific Credit to the extent any provision of whichever of the UCP or the ISP governs such Credit conflicts with (or is construed to conflict with) a provision of such state law or federal law. If pursuant to this Section Texas law governs this Agreement, the special Texas provisions at the end of this Agreement will apply.

SECTION 22. MULTIPLE APPLICANTS; REQUESTING PARTIES; AND WAIVERS. If this Agreement is signed by more than one person and/or entity as an Applicant, (a) each such person and/or entity hereby represents and warrants that by signing this Agreement and each Application it intends to apply for joint credit and acknowledges Wells Fargo’s reliance on the income of all such persons and/or entities to repay the Obligations, and (b) this Agreement and the Applications of each such person and/or entity shall be the joint and several agreement of all such persons and/or entities and all references to “Applicant” or “Applicant’s” in this Agreement and the Applications shall refer to all such persons and/or entities jointly and severally. If Applicant requests that a Credit include the name of a Requesting Party, the inclusion of such name will be in Wells Fargo’s sole, but commercially reasonable, discretion. If the name of a Requesting Party is included in a Credit, (i) Applicant represents and warrants to Wells Fargo that such Requesting Party has agreed that its name may be used in the Credit and that Applicant will have the exclusive right to issue all instructions on matters relating to this Agreement and the other L/C Documents, (ii) Applicant agrees that it will communicate directly with any Requesting Party named in a Credit regarding such Requesting Party’s name appearing in the Credit and about developments in connection with the Credit, and that Wells Fargo will have no obligation to communicate with such Requesting Party about the Credit or anything connected with the Credit, and (iii) Applicant agrees that the Obligations will be obligations of Applicant, and not such Requesting Party, to Wells Fargo. Applicant confirms that its obligations in connection with each Credit and its obligations under this Agreement will in all circumstances be direct primary obligations of Applicant to Wells Fargo. Whether this Agreement is signed by one Applicant or more than one Applicant or whether any Credit names a Requesting Party, Wells Fargo shall have no obligation to disclose to any Applicant or any Requesting Party any information or material which Wells Fargo acquires in any manner about any Applicant, any Requesting Party, or any other person or entity. Each Applicant waives any right to require Wells Fargo to proceed against any other Applicant, or any Requesting Party, or any other person or entity, or marshal assets or proceed against or exhaust any security held from any other Applicant, any Requesting Party, or any other person or entity. Each Applicant agrees that it will be irrevocably bound by the actions or omissions of each other Applicant, and waives any defense to its liability in connection with any Credit or this Agreement based upon or arising by reason of (a) any defense of any other Applicant or any other person or entity; (b) the absence or cessation or limitation from any cause whatsoever, other than payment in full of such Applicant’s obligations under this Agreement, of the liability of any other Applicant or of any other person or entity, including, without limitation, any Requesting Party, in connection with any Credit or this Agreement; (c) any act or omission by Wells Fargo which directly or indirectly results in or aids the release or discharge of any other Applicant or any other person or entity by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies Wells Fargo may have against any other Applicant or any Requesting Party or any other person or entity, including, without limitation, the release by Wells Fargo of any Guarantor or other person or entity obligated in connection with any Credit or this Agreement; (d) the release of any security for any indebtedness owed to Wells Fargo in connection with any Credit or this Agreement; (e) the application of payments received by Wells Fargo from any other Applicant or any Requesting Party or any other person or entity, whether or not such other person or entity is obligated to Wells Fargo in connection with any Credit or this Agreement, to indebtedness of such other Applicant or Requesting Party or other person or entity to Wells Fargo, other than indebtedness in connection with any Credit or this Agreement, and (f) any modification of the obligations or liabilities of any other Applicant or any Requesting Party or any other person or entity in connection with any Credit or this Agreement. Each Applicant waives all rights and defenses it may have arising out of (A) any election of remedies by Wells Fargo, even though that election of remedies destroys such Applicant’s rights of subrogation or its rights to proceed against any other Applicant or any Requesting Party or any other person or entity for reimbursement, or (B) any loss of rights such Applicant may suffer by reason of any rights, powers or remedies of any other Applicant or any Requesting Party or other person or entity in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any such other Applicant’s or Requesting Party’s or other person’s or entity’s indebtedness in connection with any Credit or this Agreement, whether by operation of law or otherwise. Until all indebtedness of each Applicant to Wells Fargo arising under or in connection with this Agreement or any Credit shall have been paid in full, each Applicant waives any right of subrogation and any right to enforce any remedy which Wells Fargo now has or may hereafter have against any other Applicant or any Requesting Party or any other person or entity, and waives any benefit of, or any right to participate in, any security now or hereafter held by Wells Fargo. If any waiver in this Agreement is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

SECTION 23. SAVINGS CLAUSE; SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in a manner which would make it effective and valid under applicable law, but if any provision of this Agreement is prohibited or unenforceable or invalid under applicable law such provision shall be ineffective only to the extent of such prohibition or unenforceability or invalidity, but the remainder of such provision, and all the remaining provisions of this Agreement, shall remain enforceable and valid.

SECTION 24. NOTICES. Any notice to Applicant, if mailed, shall be deemed given when mailed, postage paid, addressed to Applicant at the address for Applicant at the end of this Agreement or at such other address as is furnished by Applicant to Wells Fargo from time to time. This Section shall not be deemed to be an exclusive list of each means of notice from Wells Fargo to Applicant or Applicant to Wells Fargo.

SECTION 25. TERMINATION OF AGREEMENT. This Agreement will continue in full force and effect until the expiration or cancellation of each Credit and until all the outstanding Obligations have been satisfied in a manner satisfactory to Wells Fargo, and Applicant or Wells Fargo requests termination in writing.

SECTION 26. HEADINGS. The headings used in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

SECTION 27. COMPLETE AGREEMENT; PRIOR REIMBURSEMENT AGREEMENTS SUPERSEDED. This Agreement will replace any other standby letter of credit agreement or other similar document functioning as a standby letter of credit reimbursement agreement that Applicant has signed in Wells Fargo’s favor prior to the date of this Agreement, and all standby letters of credit outstanding on the date of this Agreement that were issued by Wells Fargo for the account of the Applicant prior to the date of this Agreement will be deemed issued under and in connection with, and will be governed by, this Agreement unless a Loan Document related to any such standby letter of credit provides otherwise. Except as specifically provided in this Agreement, no statements or representations not contained in this Agreement shall have any force or effect on this Agreement.

SECTION 30. CERTAIN TRI-PARTY ACCOUNTS. Applicant and Wells Fargo agree that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts and revolving tri-party accounts) shall not apply to any revolving loan accounts created under, or maintained in connection with, this Agreement, any other L/C Document, or any Loan Document.

SECTION 31. BUSINESS PURPOSE. Applicant represents and warrants that all its obligations and liabilities evidenced by the L/C Documents and the Loan Documents are for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household purpose.

        SECTION 32. COMPLIANCE WITH USURY LAWS. It is Applicant’s and Wells Fargo’s intention to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in any L/C Document or in any Loan Document, in no event shall any L/C Document or any Loan Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the Maximum Rate permitted by such laws, as the same may be amended or modified from time to time. If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any L/C Document or any Loan Document or in any communication by Wells Fargo or any other person or entity to Applicant or to any other person or entity, or in the event that all or part of the principal or interest owing to Wells Fargo under any L/C Document or any Loan Document shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under any L/C Document or any Loan Document exceeds the Maximum Rate, then in such event it is agreed that (i) the provisions of this Section shall govern and control, (ii) neither Applicant nor any other person or entity now or hereafter liable for the payments under any L/C Document or any Loan Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate, (iii) any such excess interest which is or has been received by Wells Fargo, notwithstanding this Section, shall be credited against the then unpaid principal balance owing under any L/C Document or any Loan Document, or if all amounts outstanding under any L/C Document or any Loan Document have been or would be paid in full by such credit, refunded to Applicant, and (iv) the provisions of the L/C Documents and the Loan Documents, and any other communication by Wells Fargo or any other person or entity to Applicant shall immediately be deemed reformed and such excess interest reduced to the Maximum Rate without the necessity of executing any other document. The right to accelerate the maturity of any amounts due under any L/C Document or any Loan Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any L/C Document or any Loan Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading, during the period of the full term of such L/C Document or such Loan Document, including, without limitation, all prior and subsequent renewals and extensions of such L/C Document or such Loan Document, all interest at any time contracted for, charged, taken, reserved or received by Wells Fargo. The terms of this Section shall be deemed to be incorporated into each L/C Document and each Loan Document. To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Wells Fargo hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Wells Fargo’s right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

SECTION 33. ALL THE L/C DOCUMENTS AND THE LOAN DOCUMENTS CONSTITUTE A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE L/C DOCUMENTS OR THE LOAN DOCUMENTS OR THE INDEBTEDNESS EVIDENCED BY THE L/C DOCUMENTS OR THE LOAN DOCUMENTS.

SECTION 34. GUARANTY.

(a) The Guaranty. In order to induce Wells Fargo to enter into this agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the issuance of Credits hereunder, each of the Guarantors hereby agrees with Wells Fargo as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations. If any or all of the indebtedness becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to Wells Fargo, or its respective order, on demand, together with any and all reasonable expenses which may be incurred by Wells Fargo in collecting any of the Obligations. The Guaranty set forth in this Section 34 is a guaranty of timely payment and not of collection.

Notwithstanding any provision to the contrary contained herein, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code (as defined in the Credit Agreement)).

(b) Bankruptcy. Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Obligations of the Applicant to Wells Fargo whether or not due or payable by the Applicant upon the occurrence of any Bankruptcy Event (as defined in the Credit Agreement) and unconditionally promises to pay such Obligations to Wells Fargo, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Applicant or a Guarantor shall make a payment or a transfer of an interest in any property to Wells Fargo, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Applicant or a Guarantor, the estate of the Applicant or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

(c) Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Applicant whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (i) any direction as to application of payment by the Applicant or by any other party, or (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Applicant, or (iii) any payment on or in reduction of any such other guaranty or undertaking, or (iv) any dissolution, termination or increase, decrease or change in personnel by the Applicant, or (v) any payment made to Wells Fargo on the Obligations which Wells Fargo repay the Applicant pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(d) Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Applicant, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Applicant and whether or not any other Guarantor or the Applicant is joined in any such action or actions

(e) Authorization. Each of the Guarantors authorizes Wells Fargo without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (ii) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Obligations and exchange, enforce waive and release any such security, (iii) apply such security and direct the order or manner of sale thereof as Wells Fargo in its discretion may determine and (iv) release or substitute any one or more endorsers, Guarantors, the Applicant or other obligors.

(f) Reliance. It is not necessary for Wells Fargo to inquire into the capacity or powers of the Applicant or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

(g) Waiver.

(i) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Wells Fargo to (1) proceed against the Applicant, any other guarantor or any other party, (2) proceed against or exhaust any security held from the Applicant, any other guarantor or any other party, or (3) pursue any other remedy of Wells Fargo. Each of the Guarantors waives any defense based on or arising out of any defense of the Applicant, any other guarantor or any other party other than payment in full of all Obligations outstanding (other than contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnitee based on the then-known facts and circumstances), including, without limitation, any defense based on or arising out of the disability of the Applicant, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Applicant other than payment in full of all Obligations outstanding (other than contingent indemnification obligations). Wells Fargo may, at its election, foreclose on any security held by Wells Fargo by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy Wells Fargo may have against the Applicant or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full (other than contingent indemnification obligations). Each of the Guarantors waives any defense arising out of any such election by Wells Fargo, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Applicant or any other party or any security.

(ii) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Applicant’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that Wells Fargo shall not have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(iii) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of Wells Fargo against the Applicant or any other guarantor of the Obligations of the Applicant owing to Wells Fargo (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Obligations shall have been paid in full. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which Wells Fargo now has or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Obligations of the Applicant and any benefit of, and any right to participate in, any security or collateral given to secure payment of the Obligations of the Applicant until such time as the Obligations (other than contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnitee based on the then-known facts and circumstances) shall have been paid in full.

(h) Confirmation of Payment. Wells Fargo will, upon request after payment of the Obligations which are the subject of this Guaranty, confirm to the Applicant, the Guarantors or any other Person that such Obligations have been paid and the Agreement terminated.

This Agreement is signed by Applicant’s duly authorized representative or representatives on the date specified below.

APPLICANT:

CASH AMERICA INTERNATIONAL, INC.,
a Texas corporation

By:	/s/ Austin D, Nettle
Name: Austin D. Nettle
Title: Vice President and Treasurer

ADDRESS:

Cash America International, Inc.
1600 West 7th Street
Fort Worth, Texas 76102
	Attention:	Austin D. Nettle
	Telephone:	(817) 570-1618
	Fax:	(817) 570-1733
	Email:	anettle@casham.com

DATE:	MARCH 30, 2011

STANDBY LETTER OF CREDIT AGREEMENT

CASH AMERICA INTERNATIONAL, INC.

GUARANTORS:	BRONCO PAWN & GUN, INC.
CASH AMERICA ADVANCE, INC.
CASH AMERICA FINANCIAL SERVICES, INC.
CASH AMERICA FRANCHISING, INC.
CASH AMERICA GLOBAL FINANCING, INC.
CASH AMERICA GLOBAL SERVICES, INC.
CASH AMERICA HOLDING, INC.
CASH AMERICA, INC.
CASH AMERICA, INC. OF ALABAMA
CASH AMERICA, INC. OF ALASKA
CASH AMERICA, INC. OF COLORADO
CASH AMERICA, INC. OF ILLINOIS
CASH AMERICA, INC. OF INDIANA
CASH AMERICA, INC. OF KENTUCKY
CASH AMERICA, INC. OF LOUISIANA
CASH AMERICA OF MISSOURI, INC.
CASH AMERICA, INC. OF NEVADA
CASH AMERICA, INC. OF NORTH CAROLINA
CASH AMERICA, INC. OF OKLAHOMA
CASH AMERICA, INC. OF SOUTH CAROLINA
CASH AMERICA, INC. OF TENNESSEE
CASH AMERICA, INC. OF UTAH
CASH AMERICA, INC. OF VIRGINIA
CASH AMERICA OF MEXICO, INC.
CASH AMERICA ONLINE SERVICES, INC.
CASH AMERICA PAWN, INC. OF OHIO
CASHLAND FINANCIAL SERVICES, INC.
CNU DOLLARSDIRECT INC.
CNU DOLLARS DIRECT SERVICES INC.
DOC HOLLIDAY’S PAWNBROKERS & JEWELLERS, INC.

	By:	/s/ Austin D. Nettle
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

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STANDBY LETTER OF CREDIT AGREEMENT

CASH AMERICA INTERNATIONAL, INC.

EGH SERVICES, INC.
EXPRESS CASH INTERNATIONAL CORPORATION
FLORIDA CASH AMERICA, INC.
GAMECOCK PAWN & GUN, INC.
GEORGIA CASH AMERICA, INC.
HORNET PAWN & GUN, INC.
LONGHORN PAWN AND GUN, INC.
OHIO NEIGHBORHOOD FINANCE, INC.
MR. PAYROLL CORPORATION
RATI HOLDING, INC.
TIGER PAWN & GUN, INC.
UPTOWN CITY PAWNERS, INC.
VINCENT’S JEWELERS AND LOAN, INC.

By:	/s/ Austin D. Nettle
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

CASH AMERICA MANAGEMENT L.P.
CASH AMERICA PAWN L.P.

By:	Cash America Holding, Inc.
Its General Partners

By:	/s/ Austin D. Nettle
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

PRIMARY INNOVATIONS LLC
STRATEGIC RECEIVABLE MANAGEMENT SOLUTIONS, LLC
BILLERS ACCEPTANCE GROUP, LLC
CASH AMERICA NET HOLDINGS, LLC
ENOVA FINANCIAL HOLDINGS, LLC

By:	/s/ J. Curtis Linscott
Name:	J. Curtis Linscott
Title:	Manager

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STANDBY LETTER OF CREDIT AGREEMENT

CASH AMERICA INTERNATIONAL, INC.

ARIZONA CONSUMER FINANCIAL SOLUTIONS, LLC
CASH AMERICA NET OF ALABAMA, LLC
CASH AMERICA NET OF ALASKA, LLC
CASH AMERICA NET OF ARIZONA, LLC
CASH AMERICA NET OF CALIFORNIA, LLC
CASH AMERICA NET OF COLORADO, LLC
CASH AMERICA NET OF DELAWARE, LLC
CASH AMERICA NET OF FLORIDA, LLC
CASHNETUSA OF FLORIDA, LLC
CASH AMERICA NET OF HAWAII, LLC
CASH AMERICA NET OF IDAHO, LLC
CASH AMERICA NET OF ILLINOIS, LLC
CASH AMERICA NET OF INDIANA, LLC
CASH AMERICA NET OF IOWA, LLC
CASH AMERICA NET OF KANSAS, LLC
CASH AMERICA NET OF KENTUCKY, LLC
CASH AMERICA NET OF LOUISIANA, LLC
CASH AMERICA NET OF MAINE, LLC
CASHNET CSO OF MARYLAND, LLC
CASH AMERICA NET OF MICHIGAN, LLC
CASH AMERICA NET OF MINNESOTA, LLC
CASH AMERICA NET OF MISSISSIPPI, LLC
CASH AMERICA NET OF MISSOURI, LLC
CASH AMERICA NET OF MONTANA, LLC
CASH AMERICA NET OF NEVADA, LLC
TRAFFICGEN, LLC
CASH AMERICA NET OF NEW HAMPSHIRE, LLC
CASH AMERICA NET OF NEW MEXICO, LLC
CASH AMERICA NET OF NORTH DAKOTA, LLC
CASH AMERICA NET OF OHIO, LLC
OHIO CONSUMER FINANCIAL SOLUTIONS, LLC
CASH AMERICA NET OF OKLAHOMA, LLC
CASH AMERICA NET OF OREGON, LLC
CASH AMERICA NET OF RHODE ISLAND, LLC
CASH AMERICA NET OF SOUTH CAROLINA, LLC
CASH AMERICA NET OF SOUTH DAKOTA, LLC
CASH AMERICA NET OF TEXAS, LLC
CASH AMERICA NET OF UTAH, LLC
CASH AMERICA NET OF VIRGINIA, LLC
CASH AMERICA NET OF WASHINGTON, LLC
CASH AMERICA NET OF WISCONSIN, LLC
CASH AMERICA NET OF WYOMING, LLC
DOLLARSDIRECT, LLC
CASHEURONET UK, LLC

By:	Cash America Net Holdings, LLC
Its Sole Member

By:	/s/ Austin D. Nettle
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

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STANDBY LETTER OF CREDIT AGREEMENT

CASH AMERICA INTERNATIONAL, INC.

CASHNETUSA CO LLC
CASHNETUSA OR LLC
THE CHECK GIANT NM, LLC

By:	Cash America Net of New Mexico, LLC
Its Sole Member

	By:	Cash America Net Holdings, LLC
Its Sole Member

	By:	/s/ Austin D. Nettle
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

PRIMARY CREDIT SERVICES, LLC
DEBIT PLUS TECHNOLOGIES, LLC
PRIMARY PAYMENT SOLUTIONS, LLC

By:	Primary Innovations, LLC
Its Sole Member

By:	/s/ Austin D. Nettle
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

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STANDBY LETTER OF CREDIT AGREEMENT

CASH AMERICA INTERNATIONAL, INC.

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jeffrey D. Bundy
Name:	Jeffrey D. Bundy
Title:	Vice President

Schedule 1

APPLICABLE MARGIN

Level	Leverage Ratio	Letter of Credit Fee
I	Less than 1.00 to 1.00	2.000%

II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1	2.500%

III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	2.750%

IV	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	3.000%

V	Greater than or equal to 2.50 to 1.00	3.250%

Schedule 2

EXISTING LETTERS OF CREDIT

Alias	Beneficiary	Outstanding Amount	Effective Date	Actual Expiry
[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	22-Oct-10	1-Oct-11
[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	31-Mar-10	1-Oct-11
[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	31-Mar-10	1-Aug-11
[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	31-Mar-10	1-Aug-11
[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	31-Mar-10	24-Jan-11
[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	31-Mar-10	31-May-11
[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	[**Confidential Treatment Requested]	31-Mar-10	25-Oct-11

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.